Exhibit 23(j)



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 11 to Registration Statement No. 333-9217 of Orchard Series Fund on Form N-1A of our reports dated December 1, 2000, appearing in the Annual Reports of Orchard Series Fund for the year ended October 31, 2000, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.





DELOITTE & TOUCHE LLP

Denver, Colorado
February 21, 2001